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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     HIGHWOODS/FORSYTH LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

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                     NORTH CAROLINA                                            56-1869557
             (State or other jurisdiction of                                (I.R.S. Employer
             incorporation or organization)                                Identification No.)
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                       3100 Smoketree Court, Suite 600
                          Raleigh, North Carolina
                    (Address of principal executive offices)
                                     27604
                                   (Zip Code)

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

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TITLE OF EACH CLASS TO BE SO REGISTERED                   NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE
                                                          REGISTERED

Highwoods/Forsyth Limited Partnership                     New York Stock Exchange

  % Notes due December 1, 2003

Highwoods/Forsyth Limited Partnership

  % Notes due December 1, 2006
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     If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box:[x]
     If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box:[ ]

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
          A description of the   % Notes due December 1, 2003 and the   % Notes due December 1, 2006,
          of Highwoods/Forsyth Limited Partnership (the "Partnership"), is set forth under "Description
          of Notes," in the Prospectus Supplement dated November   , 1996, and under "Description of
          Debt Securities," in the accompanying Prospectus, which, together with the Prospectus
          Supplement, will be filed by the Partnership with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.
ITEM 2.   EXHIBITS
          All exhibits required by Instruction II to Item 2 will be supplied to the New York Exchange.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

                                          By: HIGHWOODS PROPERTIES, INC.

                                          By: /s/       CARMAN J. LIUZZO
                                                     CARMAN J. LIUZZO
Date: November 12, 1996                              VICE PRESIDENT, (CFO)


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